Exhibit 99.1

Budget Group Takes Next Step In Recapitalization Initiative

Files Voluntary Chapter 11

Normal Operations Everywhere Budget Conducts Business Customer
Reservations to be Honored

Company Receives Shipment of Over 5000 New Vehicles

Filing Intended to Reduce Debt and Allow New Capital Investment

Commitments Secured for $750 Million Vehicle and up to $100 Million DIP

Financing

     LISLE, Ill., July 29 — As the next step in its previously announced recapitalization initiative, Budget Group, Inc. (OTC Bulletin Board: BDGPA) today announced that it and certain of its domestic subsidiaries have filed voluntary petitions under Chapter 11 of the U.S. Bankruptcy Code in the U.S. Bankruptcy Court for the District of Delaware. The Chapter 11 filing will allow Budget to accelerate its plan to reduce its non-vehicle debt and to enable the Company to receive new capital investment while maintaining normal operations. In cooperation with its existing lenders and bondholders, the Company is continuing to pursue a solution to its capital structure issues and expects to make an announcement in this regard in the near future. The Company believes that the Chapter 11 process will have no impact on Budget’s day-to-day business operations or its ability to provide service to its customers. All customer reservations will be honored and rental services will continue as usual. Budget’s domestic and international franchisees are not involved in the Chapter 11 filing.

     Budget has secured a commitment for $750 million of vehicle financing to maintain and grow its fleet of vehicles. In addition, the Company has received a commitment for up to $100 million of debtor-in-possession (“DIP”) financing that will both provide credit enhancement for its fleet financing and working capital to support its domestic day-to-day operations. In connection with the DIP financing, Budget’s existing bank group has agreed to continue to provide letters of credit to the Company during the Chapter 11 process to support its fleet financing. The DIP financing is subject to approval by the Bankruptcy Court, and other customary conditions. The Company expects that the DIP financing, available cash on hand and cash flow from operations will be sufficient to meet normal business obligations during the Chapter 11 process.

     Sandy Miller, Chairman and Chief Executive Officer of Budget Group, Inc., said, “Despite the success of our efforts to increase productivity and rationalize costs, the impact of September 11th and the continued recession in the travel sector has left Budget Group with a level of non-vehicle debt greater than our operations can reasonably support. We believe that Chapter 11 will accelerate our plan to reduce our non-vehicle debt and will pave the way for new capital investment in the company. Combined with a continued focus on improving our performance, reducing our non-vehicle debt through the Chapter 11 process and finalizing a solution to our capital structure issues are the right strategic steps to strengthen Budget’s market leadership and future growth prospects.”

     Statements made in this press release that are not historical in nature may constitute “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. Those statements include statements regarding the intent, belief or current expectations of the Company and its management team, as well as the assumptions on which such statements are based. Forward-looking statements are not guarantees of future performance and involve risks and uncertainties, and actual results may differ materially from those contemplated by such forward-looking statements. These risks and uncertainties include factors relating to the restructuring process (such as the ability to procure court approvals for financings and other actions, the availability of financing over time and the ultimate outcome of its efforts to solve the Company’s capital structure issues) as well as matters contained in the Company’s Annual Report on Form 10-K for the year ended December 31, 2001 and in other documents subsequently filed by the Company with the SEC, all of which are available from the SEC.

About Budget Group, Inc.

     Budget Group, Inc. owns Budget Rent a Car Corporation, the world’s third largest car and truck rental system. For more information, visit the Company’s Web site at www.budget.com.